Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Bank of America Corporation, and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Paul J. Polking, Charles M. Berger and Rachel R. Cummings, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, (a) a Registration Statement of Bank of America Corporation on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of a number of shares of common stock of Bank of America Corporation to be issued in exchange for the outstanding shares of common stock, on a fully-diluted basis, of FleetBoston Financial Corporation upon consummation of the proposed merger of FleetBoston Financial Corporation with and into Bank of America Corporation, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statement”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of Bank of America Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Bank of America Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Bank of America Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION

/S/ KENNETH D. LEWIS

Kenneth D. Lewis Chairman, President and Chief Executive Officer

Dated: December 1, 2003

Signature	Title	Date

/S/ KENNETH D. LEWIS Kenneth D. Lewis	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2003

/S/ JAMES H. HANCE, JR. James H. Hance, Jr.	Vice Chairman, Chief Financial Officer and Director (Principal Financial Officer)	December 1, 2003

/S/ MARC D. OKEN Marc D. Oken	Executive Vice President and Principal Financial Executive (Principal Accounting Officer)	December 1, 2003

/S/ JOHN R. BELK John R. Belk	Director	December 1, 2003

/S/ CHARLES W. COKER Charles W. Coker	Director	December 1, 2003

/S/ FRANK DOWD, IV Frank Dowd, IV	Director	December 1, 2003

/S/ KATHLEEN F. FELDSTEIN Kathleen F. Feldstein	Director	December 1, 2003

/S/ PAUL FULTON Paul Fulton	Director	December 1, 2003

/S/ DONALD E. GUINN Donald E. Guinn	Director	December 1, 2003

/S/ WALTER E. MASSEY Walter E. Massey	Director	December 1, 2003

/S/ C. STEVEN MCMILLAN C. Steven McMillan	Director	December 1, 2003

/S/ PATRICIA E. MITCHELL Patricia E. Mitchell	Director	December 1, 2003

/S/ EDWARD L. ROMERO Edward L. Romero	Director	December 1, 2003

/S/ O. TEMPLE SLOAN, JR. O. Temple Sloan, Jr.	Director	December 1, 2003

Signature	Title	Date

/S/ MEREDITH R. SPANGLER Meredith R. Spangler	Director	December 1, 2003

/S/ RONALD TOWNSEND Ronald Townsend	Director	December 1, 2003

/S/ JACKIE M. WARD Jackie M. Ward	Director	December 1, 2003

/S/ VIRGIL R. WILLIAMS Virgil R. Williams	Director	December 1, 2003

CERTIFICATE OF SECRETARY

I, ALLISON L. GILLIAM, Assistant Secretary of Bank of America Corporation, a corporation duly organized and existing under the laws of the State of Delaware, do hereby certify that the foregoing is a true and correct copy of an excerpt from a resolution duly adopted by a majority of the entire Board of Directors of said Corporation at a meeting of said Board of Directors held on October 26, 2003, at which meeting a quorum was present and acted throughout and that said resolution is in full force and effect and has not been amended or rescinded as of the date hereof.

RESOLVED, further, that each officer or director of BAC who may be required to sign the Registration Statement or any amendment, exhibit or other document related thereto (whether for and on behalf of BAC, as an officer or director of BAC, or in any other capacity) be, and each hereby is, authorized to execute a power of attorney appointing Paul J. Polking, Charles M. Berger and Rachel R. Cummings, and each of them, severally, as his or her attorney and agent, with full power of substitution and resubstitution, on his or her behalf in any such capacity to sign and file the Registration Statement and any and all amendments, exhibits and other documents related thereto which any such attorney or substitute may deem necessary or advisable to be filed with the SEC, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as such officer or director might or could do if personally present and acting and as fully as BAC might or could do by a properly authorized agent.

IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of said corporation this fourth day of December, 2003.

(Seal)

/S/    ALLISON L. GILLIAM

Assistant Secretary